Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-16837, No. 33-36184, No. 33-58586 and No.
33-95244) of Jay Jacobs, Inc. of our report dated May 8, 1998 appearing on Page 18 of this Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 37 of this Form 10-K/A.



Price Waterhouse LLP
Seattle, Washington

May 14, 1998